EXHIBIT 99.1

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AFC Enterprises Receives Notice Regarding Continued Listing on The Nasdaq Stock Market

Nasdaq Listing Qualifications Panel Determines That Shares Will be Delisted; Summary of Audit Committee Investigation Provided

ATLANTA, Aug 14, 2003 — AFC Enterprises, Inc. (Nasdaq: AFCEE), the franchisor and operator of Popeyes® Chicken & Biscuits, Church’s Chicken™, Cinnabon® and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally, today announced that the Nasdaq Listing Qualifications Panel (the “Panel”) has notified the Company that its common stock will be delisted from the Nasdaq National Market as of the opening of business on Monday, August 18, 2003.

As previously announced, the Nasdaq Listing Qualifications Panel indicated that it would not make a determination regarding whether to provide the Company with additional time to complete the restatement of its financial statements and to file its late financial reports until the Panel had received a report regarding the investigation being conducted by AFC’s Audit Committee. On August 8, 2003, the Audit Committee delivered to the Panel a report on its investigation.

The Panel acknowledged the significant amount of time and effort expended to complete the Audit Committee investigation and complete AFC’s filings and that the report of the Audit Committee concluded that the there was no evidence that AFC used improper accounting treatment to manipulate reported earnings or that there was wrongdoing on the part of AFC. In a determination delivered to the Company on August 14, 2003, the Panel indicated, however, that in light of the length of the ongoing delinquency in the Company’s SEC filings the Panel had determined to deny the Company’s request for a further exception to the filing requirements and to delist the Company’s common stock.

Following the delisting, the Company expects that its common stock will continue to be quoted on the National Quotation Service Bureau (the “Pink Sheets”) for unsolicited trading. However, the Company’s common stock will not be eligible for quotation on the OTC Bulletin Board because it will not have publicly available financial statements that would be as of a date within six months of the possible quote. Once the Company has released the required financial statements, the Company’s common stock could become eligible for quotation on the OTC Bulletin Board if a market maker makes an application to have the shares quoted and such application is approved by the Nasdaq Compliance Unit.

The Company is currently making every effort to complete the restatements and audits of its financial statements for 2002, 2001 and 2000 and to file its Form 10-K for fiscal year 2002, as well as its quarterly reports on Form 10-Q for the first two quarters of 2003, as soon as possible.

The Audit Committee of AFC’s Board of Directors, together with special legal counsel and an independent forensic accounting firm, has substantially completed an investigation into accounting practices and related internal control matters as a result of several accounting issues that arose in connection with the restatement and audits of AFC’s financial statements. While the investigation has covered a wide array of items, it specifically has focused on the following accounting practices: creation and maintenance of reserve and accrual balances, application of asset impairment and goodwill analysis, treatment of gains and losses from restaurant conversions, capitalization of expenses and cash balance accounting. The investigation has involved extensive document review as well as interviews with current and former AFC directors, officers and employees. On August 8, 2003, the Audit Committee delivered to the Panel a report concluding that AFC neither used improper accounting treatment to manipulate reported financial results nor engaged in any wrongdoing, fraud or intentional misconduct. The Audit Committee has also concluded that AFC lacked adequate internal controls and accounting procedures and that the accounting and financial reporting functions investigated needed improvement. The Audit Committee has further concluded that AFC’s internal technical accounting expertise was not as strong as it needed to be, and that enhanced training and staffing in the accounting and audit areas were also needed. The report found that AFC management has proactively identified a number of these issues and has independently taken steps to address them. The report made further recommendations to strengthen AFC’s internal control, accounting and financial reporting functions. The Audit Committee is following up on several open items and expects to complete its investigation shortly.

The Panel’s determination today also indicated that it would afford the Company the opportunity to re-list its common stock on The Nasdaq National Market subject only to the continued listing standards (rather than the initial listing standards) if the Company satisfied the following two requirements. First, on or before October 17, 2003, the Company would be required to file a listing application and demonstrate compliance with all requirements for continued listing on The Nasdaq National Market, including the requirement that it be current in its SEC filings as of that date. Second, the Company must provide the Panel with any supplemental findings from the Audit Committee’s investigation, a list of all corrective measures that have been implemented, and a corresponding list of all corrective measures that have yet to be implemented. Upon satisfying those two requirements, the Panel would determine whether to re-list the Company’s common stock. The determination also indicated that if the Company failed to comply with the National Market requirements at that time but satisfied all requirements for continued listing on The Nasdaq SmallCap Market, it will be considered for listing on that market. The Company presently complies with all requirements for initial listing, as well as continued listing, on the Nasdaq National Market, other than the requirement that it be current in its SEC filings, but there is no assurance that the Company would comply with those requirements in the future.

The Company is currently in discussions with its lenders regarding any amendments to its credit facility that will be necessary due to the status of the ongoing restatement and the audits of its financial statements.

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,006 restaurants, bakeries and cafes as of July 14, 2003, in the United States, Puerto Rico and 35 foreign countries under the brand names Popeyes® Chicken & Biscuits, Church’s Chicken™, Cinnabon® and the franchisor of Seattle’s Best Coffee® in Hawaii, on military bases and internationally. AFC’s primary objective is to be the world’s Franchisor of Choice® by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com.

     Contact Information:
     Investor Relations:
     Felise Glantz Kissell, Vice President, Investor Relations & Finance
     (770) 353-3086 or fkissell@afce.com

     Media Relations:
     Kelly Frommer, Director of Communications
     (770) 353-3103 or kfrommer@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the outcome of the ongoing audits and the restatement of the our financial statements, the results of the Audit Committee Investigation, the delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees’ ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 30, 2001 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.

investors, Felise Glantz Kissell, Vice President, Investor Relations & Finance, +1-770-353-3086, or fkissell@afce.com, or media, Kelly Frommer, Director of Communications, +1-770-353-3103, or kfrommer@afce.com, both of AFC Enterprises, Inc.